Exhibit 3(b)

                           AMENDMENT TO BYLAWS OF
                           LUBY'S CAFETERIAS, INC.

     On March 19, 1998, the Board of Directors of Luby's Cafeterias, Inc., by unanimous vote of the whole Board, elected to be governed by paragraph (2) of subsection (c) of Section 141 of the Delaware General Corporation Law and unanimously adopted the following resolution:

     RESOLVED: That Section 9 of Article III of the Bylaws of Luby's Cafeterias, Inc. is hereby amended so as to read in its entirety as follows:

          Section 9. Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of directors constituting the whole Board, may designate two or more directors to constitute an Executive Committee, one of whom shall be designated as Chairman. The Executive Committee shall meet at such times as the Committee may determine to be appropriate. A majority of the Committee shall constitute a quorum and the act of a majority of a quorum shall constitute the act of the Committee. Meetings of the Executive Committee may be called at any time by the Chairman upon three days' notice.
     During the intervals between the meetings of the Board, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall have no power or authority with reference to
     (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. The Executive Committee shall keep regular minutes of its proceedings and all actions of the Executive Committee shall be reported promptly to the Board. Such actions shall be subject to review by the Board, provided that no rights of third parties shall be affected by such review. Any member of the Executive Committee may be removed, for or without cause, by vote of a majority of the number of directors constituting the whole Board.

                                                                  Exhibit 3(c)

                                    BYLAWS
                                      OF
                            LUBY'S CAFETERIAS, INC.

                                   ARTICLE I
                                    OFFICES

     Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                    ARTICLE II
                             MEETINGS OF STOCKHOLDERS

     Section 1. Time and Place of Meeting. All meetings of the stockholders shall be held at such time and at such place within or without the State of Delaware as shall be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meetings. An annual meeting of the stockholders shall be held each year on such date and at such time as shall be designated from time to time by the Board of Directors, and stated in the notice of the meeting, at which meeting the stockholders shall elect, in accordance with the Certificate of Incorporation, a board of directors and transact such other business as may properly be brought before the meeting.

     Section 3. Special Meetings. Special meetings of the stockholders, for any proper purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation, may be called at any time by (a) the Board of Directors, (b) the President or (c) the holders of at least fifty percent of all shares entitled to vote at the proposed special meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of the meeting.

     Section 4. Notice. Written or printed notice stating the place, date and hour of any meeting of stockholders, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock ledger of the Corporation.

     Section 5. Record Date. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such record date to be not less than 10 nor more than 60 days prior to such meeting; or the Board of Directors may close the stock ledger for a stated period which shall not exceed 60 days and shall be for at least 10 days immediately preceding such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

     Section 6. List of Stockholders. The officer or agent of the Corporation having charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list, for a period of 10 days prior to such meeting, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or stock ledger, or to vote at any meetings of stockholders.

     Section 7. Quorum. The holders of a majority of the capital stock issued and outstanding and entitled to be cast thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum shall be present or represented without notice of the adjourned meeting other than announcement of the time and place thereof at the meeting at which the adjournment is taken. When any adjourned meeting is reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 8. Voting. When a quorum is present at any meeting, the vote of the holders of the shares present or represented by proxy at such meeting and representing a majority of the votes entitled to be cast by each class of stock shall decide any question brought before such meeting, unless the vote of a different number is expressly required by statute, the Certificate of Incorporation or these Bylaws. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     Section 9. Proxy. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share having voting power held by such stockholder. Every proxy must be executed in writing (which shall include telegraphing, facsimile transmission or cabling) by the stockholder or by his duly authorized attorney-in-fact, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 10. Notice of Business. At any meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting
(a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record entitled to vote at such meeting who complies with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                               ARTICLE III
                                DIRECTORS

     Section 1. Number, Election and Terms of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors which shall consist of not less than nine nor more than fifteen persons, who need not be residents of the State of Delaware or stockholders of the Corporation. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the first following Annual Meeting of Stockholders, the term of office of the second class to expire at the second following Annual Meeting of Stockholders and the term of office of the third class to expire at the third following Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. A directorship to be filled by reason of an increase in the number of directors may be filled (i) by election at an Annual or Special Meeting of Stockholders called for that purpose or (ii) by the Board of Directors for a term of office continuing only until the next election of one or more directors by the stockholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive Annual Meetings of Stockholders. Candidates to stand for election as directors at an annual meeting of stockholders shall be nominated by the Board of Directors; and candidates may also be nominated by any stockholder of record entitled to vote at the meeting, provided the stockholder gives timely notice thereof. To be timely, such notice shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than 90 days prior to the date of the meeting of stockholders at which directors are to be elected and shall include (i) the name and address of the stockholder who intends to make the nomination, (ii) the name, age and business address of each nominee, and (iii) such other information with respect to each nominee as would be required to be disclosed in a proxy solicitation relating to an election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934.

     Section 2. Vacancies in the Board of Directors and Removal of Directors. Any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     Section 3. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     Section 4. Place of Meetings. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Delaware.

     Section 5. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held without notice immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

     Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the President on five days' written notice to each director delivered personally or by mail or telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors.

     Section 8. Quorum. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, the presence of a majority of the number of directors constituting the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of a majority of the number of Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of directors constituting the whole Board, may designate two or more directors to constitute an Executive Committee, one of whom shall be designated as Chairman. The Executive Committee shall meet at such times as the Committee may determine to be appropriate. A majority of the Committee shall constitute a quorum and the act of a majority of a quorum shall constitute the act of the Committee. Meetings of the Executive Committee may be called at any time by the Chairman upon three days' notice. During the intervals between the meetings of the Board, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall have no power or authority with reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. The Executive Committee shall keep regular minutes of its proceedings and all actions of the Executive Committee shall be reported promptly to the Board. Such actions shall be subject to review by the Board, provided that no rights of third parties shall be affected by such review.
Any member of the Executive Committee may be removed, for or without cause, by vote of a majority of the number of directors constituting the whole Board.

     Section 10. Other Committees. The Board of Directors, by resolution adopted by a majority of the number of directors constituting the whole Board, may designate other committees, each committee to consist of two or more directors and to have and exercise such powers and authority as may be provided in such resolution. Each such committee shall keep regular minutes of its proceedings and make reports to the Board of Directors when and as required by the Board.

     Section 11. Compensation of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or of any committee of the Board of Directors and may be paid a fixed sum for attendance at each such meeting, or may be paid stated salaries as directors, or both; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 12. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 13. Meetings by Conference Call, Etc. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 14. Reliance Upon Books. Directors and members of any committee designated by the Board of Directors shall, in the performance of their duties, be fully protected in relying in good faith upon the books of accounts or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

                                ARTICLE IV
                                  NOTICES

     Section 1. Form of Notice. Whenever under the provisions of the Certificate of Incorporation, these Bylaws or by statute, notice is required to be given to any director or stockholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing and personally delivered or sent by mail, postage prepaid, addressed to such director or stockholder at such address as appears on the books of the Corporation, and any such notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited in the United States mail as aforesaid; such notice may also be given by some form of electronic transmission, in which case it shall be so addressed as to be received by such director or stockholder at the address of such director or stockholder as it appears on the books of the Corporation or at a regular place of such director's or stockholder's business, in which case such notice shall be deemed to be given at the time when the recipient of such transmission acknowledges its receipt.

     Section 2. Waiver. Whenever any notice is required to be given to any director or stockholder of the Corporation under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                 ARTICLE V
                                  OFFICERS

     Section 1. In General. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also elect additional officers, including but not limited to a Chairman of the Board, a Vice Chairman of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, and a Controller. Two or more offices may be held by the same person, except that the office of President and Secretary shall not be held by the same person.

     Section 2. Election and Removal. The Board of Directors shall elect officers at its first meeting after each annual meeting of the stockholders. The salaries of all officers shall be fixed by the Board of Directors from time to time. Each officer shall hold office until his successor is elected and qualified. Any officer may be removed, for or without cause, at any time by vote of the Board of Directors. Election or appointment of an officer or agent of the Corporation shall not of itself create contract rights.

     Section 3. Chairman. The Chairman of the Board of Directors, if there be a Chairman, shall preside at all meetings of the stockholders and the Board of Directors. In the absence or disability of the Chairman of the Board, the President shall preside at meetings of the stockholders and the Board of Directors. The Chairman of the Board may be designated by the Board of Directors as the Chief Executive Officer of the Corporation, in which event he shall have the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board may sign certificates for shares, deeds, mortgages, bonds, contracts and other instruments on behalf of the Corporation, except as otherwise required by law or where the signing thereof is expressly delegated by the Board of Directors or these Bylaws to some other officer or agent.

     Section 4. President. The President may be designated by the Board of Directors as the Chief Executive Officer of the Corporation, in which event he shall have the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. If the President is not so designated as the Chief Executive Officer, he shall be the Chief Operating Officer of the Corporation. The President may sign certificates for shares, deeds, mortgages, bonds, contracts and other instruments on behalf of the Corporation, except as otherwise required by law or where the signing thereof is expressly delegated by the Board of Directors or these Bylaws to some other officer or agent. The President shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board, except as otherwise expressly provided in these Bylaws.

     Section 5. Vice Presidents. If there be an Executive Vice President, he shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. If the President is designated as the Chief Executive Officer of the Corporation pursuant to these Bylaws, the Executive Vice President shall be the Chief Operating Officer of the Corporation. In the absence or disability of the President and the Executive Vice President, the Senior Vice Presidents in the order of their seniority shall perform the duties and exercise the powers of the President. All Vice Presidents of the Corporation shall generally assist the President and the Chairman of the Board and shall perform such other duties as the President or the Chairman of the Board or the Board of Directors may prescribe.

     Section 6. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee and any other committees of the Board when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. He shall keep in safe custody the seal of the Corporation.

     Section 7. Assistant Secretaries. Any Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     Section 8. Treasurer. The Treasurer shall have the custody of all corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     Section 9. Assistant Treasurers. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may be prescribed by the Board of Directors or the President.

                                ARTICLE VI
                    CERTIFICATES REPRESENTING SHARES

     Section 1. Form of Certificates. The Corporation shall deliver certificates representing all shares to which stockholders are entitled. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number, class of shares, and the par value of the shares or a statement that the shares are without par value. They shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof if the Corporation shall then have a seal. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on such certificate, shall cease to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate has been delivered by the Corporation or its agents, such certificate may nevertheless be issued and delivered with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 2. Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 3. Transfer of Shares. Shares of stock of the Corporation shall be transferrable in the manner prescribed by law and in these Bylaws. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney and, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 4. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                               ARTICLE VII
                           GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting, subject to the provisions of law and of the Certificate of Incorporation. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, provided that all such declarations and payments of dividends shall be in strict compliance with all applicable laws and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purposes of determining stockholders entitled to receive payment of any dividend, such record date to be not more than 60 days prior to the payment date of such dividend, or the Board of Directors may close the stock ledger for such purpose for a period of not more than 60 days prior to the payment date of such dividend. If the stock transfer books are not closed and no record date is fixed by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

     Section 2. Fiscal Year. The fiscal year of the Corporation shall be the twelve-month period ending August 31 of each year unless otherwise fixed by resolution of the Board of Directors.

     Section 3. Seal. The Corporation shall have a seal and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.

     Section 4. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contracts or execute and deliver any instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 5. Loans. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

                                ARTICLE VIII

     Section 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

     Section 4.  Good Faith Defined.  For purposes of any determination under
Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 of this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provision of this Section 4 of this
Article VIII shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

     Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or Section 2 of this
Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 of this Article VIII shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

     Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

     Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to his Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

     Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

     Section 9. Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such indemnification relates to his acts while serving in any of the foregoing capacities, of such constituent corporation, as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

     Section 10.  Survival of Indemnification and Advancement of Expenses.
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

     Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article VIII to directors and officers of the Corporation.

                                ARTICLE IX
                                AMENDMENTS

     Section 1. Amendments. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular meeting or at any special meeting called for that purpose.

     Section 2. When Bylaws Silent. It is expressly recognized that when the Bylaws are silent as to the manner of performing any corporate function, the provisions of Delaware law shall control.

     Section 3. Entire Board of Directors. As used in this Article IX and in these Bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.